UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2010

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01  Regulation FD.

On January 22, 2010, Sterling Savings Bank (the "Bank"), a wholly-owned subsidiary of Sterling Financial Corporation (“Sterling”), announced the retirement of Steve Page, 61, from the position of chief credit officer. Page has held that position for most of his 26-year career with the Bank.

Sterling expects to use an executive recruitment firm to identify potential candidates to lead the Bank’s credit administration and management functions into the future. In the meantime, Steve Hauschild, a senior credit executive, is leading the Bank’s core credit administration and construction credit units. Those functions, along with the asset resolution, investment and portfolio management, and appraisal teams, are reporting directly to J. Gregory "Greg" Seibly, chief executive officer of Sterling and the Bank, until the Bank names a new chief credit officer.

Sterling expects that the consolidation of the credit functions will allow the Bank to continue to provide high levels of support to the Bank's customers and to remain focused on the Bank’s critical initiatives: attracting new capital, further diversifying the loan portfolio, managing and improving credit quality, increasing deposits and controlling expenses. The changes are effective immediately.

The information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

January 22, 2010	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer